EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Summit Properties Inc., the general partner of Summit Properties Partnership, L.P. (the "Operating Partnership"), hereby certifies to his knowledge that the Operating Partnership’s quarterly report on Form 10-Q for the period ended June 30, 2004 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: August 9, 2004	/S/ Gregg D. Adzema

Gregg D. Adzema
Executive Vice President and Chief Financial Officer